Exhibit 4.1
Execution Version
REGISTRATION RIGHTS AGREEMENT
by and among
Lazard, Inc.,
the Sellers’ Representatives (as defined herein)
and
each of the Persons listed on Schedule A attached hereto
1

i

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), is made and entered into as of November 1, 2026, by and among Lazard, Inc., a Delaware corporation (the “Company”), the Sellers’ Representatives and each of the Persons listed on Schedule A hereto (collectively, the “Accredited Sellers” and, together with each Permitted Transferee (as defined below) that becomes a Holder pursuant to Section 10, the “Holders” and each, a “Holder”).
WHEREAS, the Company and the Accredited Sellers are parties to that certain Sale and Purchase Agreement, dated April 30, 2026 (as amended or otherwise modified from time to time, the “Purchase Agreement”) pursuant to which, and subject to the terms and conditions set forth therein, the Company shall issue to the Accredited Sellers shares of its common stock, par value $0.01 per share (the “Common Stock”), at the Closing and on various dates after the Closing; and
WHEREAS, in connection with the consummation of the transactions contemplated by the Purchase Agreement, the parties desire to enter into this Agreement in order to create certain registration rights for the Holders as set forth herein.
NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:
Section 1.Certain Definitions.
In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following meanings:
“Affiliate” of any Person means any other Person which directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlling,” “controlled” and “under common control with”) as used with respect to any Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
“Agreement” means this Registration Rights Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to this Registration Rights Agreement as the same may be in effect at the time.
“Articles” means the articles of association of Campbell, as at the date of the Purchase Agreement.
“Block Trade” means a Shelf Underwritten Offering not involving a customary marketed roadshow, including an overnight, bought-deal or other accelerated underwritten transaction commonly known as a block trade.

“Business Day” means any day other than a Saturday, Sunday or any day on which banking institutions in New York, New York are authorized or required by law or other governmental action to close.
“Campbell” means Campbell Lutyens Holdings Limited, a company incorporated in England and Wales with number 03820849.
“Closing” means the completion of the sale and purchase of all of the shares of any class in the capital of Campbell under (i) the Purchase Agreement and (ii) the drag provision contained in article 12 of the Articles.
“Closing Date” means the date on which the Closing occurs.
“Commission” means the United States Securities and Exchange Commission or any successor agency.
“Common Stock” has the meaning set forth in the first Recital hereto.
“Company” has the meaning set forth in the introductory paragraph.
“Consideration Shares” means, collectively, the Initial Consideration Shares, the Deferred Consideration Shares and the Earn-Out Consideration Shares.
“Deferred Consideration Date” means the date that is two years after the Closing Date.
“Deferred Consideration Shares” means shares of Common Stock issued by the Company to the Accredited Sellers on the Deferred Consideration Date pursuant to Schedule 8 of the Purchase Agreement.
“Earn-Out Consideration Shares” means shares of Common Stock issued by the Company to the Accredited Sellers on any Earn-out Payment Date (as defined in the Purchase Agreement) pursuant to Schedule 9 of the Purchase Agreement.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.
“FINRA” means the Financial Industry Regulatory Authority, Inc. or any successor organization.
“Form S-3” means a registration statement on Form S-3 under the Securities Act or such successor forms thereto permitting registration of securities under the Securities Act.
“Initial Consideration Shares” means the shares of Common Stock issued by the Company to the Accredited Sellers at the Closing pursuant to the Purchase Agreement.

“Lock-Up Period” means, with respect to any Registrable Shares, any period during which the transfer of such Registrable Shares is prohibited by the Purchase Agreement or any other written agreement between the Company and the applicable Holder.
“Holders” means the Accredited Sellers and Permitted Transferees who become Holders pursuant to Section 10.
“Permitted Transferee” means any Person who receives any Registrable Shares from a Holder pursuant to: (i) any gift or bequest or through inheritance to, or for the benefit of, any member or members of such Holder’s immediate family (which shall include any spouse, lineal ancestor or descendant or sibling) or to a trust, partnership or limited liability company for the exclusive benefit of such Holder’s immediate family; (ii) any transfer to a trust in respect of which such Holder serves as a trustee; or (iii) a distribution in respect of such Person’s equity ownership in such Holder (any transfer described in the immediately preceding clauses (i), (ii) and (iii), a “Permitted Transfer”); provided, that with respect to any Permitted Transfer, it shall be a condition precedent to such Permitted Transfer that the Permitted Transferee execute a joinder in the form of Exhibit B hereto or another joinder in form and substance reasonably satisfactory to the Company, pursuant to which such Permitted Transferee agrees to be bound hereby as a “Holder”.
“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation or any other entity.
“Piggyback Registration” has the meaning set forth in Section 3(a).
“Prospectus” means the prospectus or prospectuses (whether preliminary or final) included in any Registration Statement and relating to Registrable Shares, as amended or supplemented and including all material incorporated by reference in such prospectus or prospectuses.
“Purchase Agreement” means the agreement specified in the first Recital hereto, as such agreement may be amended from time to time.
“Registrable Consideration Shares” means, as of any time, the Consideration Shares then outstanding and constituting Registrable Shares, equitably adjusted for any stock split, stock dividend, combination of shares, recapitalization or similar transaction.
“Registrable Shares” means, at any time, (i) the issued and outstanding Initial Consideration Shares, Deferred Consideration Shares and Earn-Out Consideration Shares and (ii) any securities issued by the Company after the date hereof in respect of the securities referred to in clause (i) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization; provided, however, that Registrable Shares shall not include any securities referred to in clauses (i) or (ii) that at any time after the date hereof (A) have been sold pursuant to an effective Registration Statement or Rule 144 under the Securities Act, (B) are no longer outstanding or (C) have been transferred in violation of this Agreement or the Purchase Agreement or to a Person that does not become a Holder pursuant to Section 10 (or any combination of clauses (A), (B) and (C)). It is further understood and agreed that each security described in clause (i) or clause (ii) above shall cease to be a Registrable Share on the date that is the later of (x) one year from the date of issuance, in the case of an Initial Consideration Share, or six months from the date of issuance, in the case of a Deferred Consideration Share or an Earn-Out Consideration Share, (y) the date that the Company has delivered a Rule 144 Opinion in respect of such security and (z) solely for purposes of Sections 2(d) and 3, (i) three years from the date of issuance, in the case of Consideration Shares not subject to a Lock-Up Period, and (ii) two years from the expiration of the applicable Lock-Up Period, in the case of Consideration Shares subject to a Lock-Up Period.
“Registration Expenses” has the meaning set forth in Section 7(a).
“Registration Statement” means any registration statement of the Company that covers any of the Registrable Shares pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all documents incorporated by reference in such registration statement, but excluding any registration statement on Form S-4, Form S-8 or any comparable or successor form.
“Rule 144” means Rule 144 promulgated under the Securities Act (or any successor provision then in effect).
“Rule 144 Opinion” means an opinion of counsel, in form and substance reasonably satisfactory to the Company’s transfer agent, advising that it is justified in removing the restrictive legends from Registrable Shares specified in such opinion, together with customary Company instructions, in form and substance reasonably satisfactory to the transfer agent, to remove the restrictive legends, upon the transfer agent’s receipt of a duly executed representation letter in a customary form from the applicable Holder of such securities and the Holder’s satisfaction of its obligations set forth in Section 9(c). For the avoidance of doubt, a separate Rule 144 Opinion shall be delivered in respect of Initial Consideration Shares, Deferred Consideration Shares and any Earn-out Consideration Shares.
“Rule 415” means Rule 415 promulgated under the Securities Act (or any successor provision then in effect).
“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.
“Sellers’ Representatives” means the two individuals appointed pursuant to Clause 13.5 of the Purchase Agreement.
“Selling Securityholder Information” means a Notice and Questionnaire substantially in the form set forth in Exhibit A hereto.
“Shelf Availability Period” means, with respect to the initial Shelf Registration Statement, the period beginning on the date on which such Shelf Registration Statement becomes effective and ending on the date that no Registrable Shares are outstanding.

“Shelf Registration Statement” means the Registration Statement filed or used pursuant to Section 2(a) to register the resale of Registrable Shares on a delayed or continuous basis pursuant to Rule 415, together with all amendments and supplements thereto (including each Supplement) and any replacement or additional Registration Statement filed pursuant to this Agreement to continue or effect the resale of Registrable Shares.
“Shelf Takedown” has the meaning set forth in Section 2(c).
“Shelf Underwritten Offering” has the meaning set forth in Section 2(d)(i).
“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which a majority of the voting power or other equity interests is directly or indirectly owned or controlled by such Person and/or one or more of its Subsidiaries.
“Supplement” means, with respect to Deferred Consideration Shares or Earn-Out Consideration Shares issued after the Closing, a prospectus supplement filed pursuant to Rule 424(b)(7) under the Securities Act to the then-current Shelf Registration Statement or, if the filing of such a prospectus supplement is not available or sufficient to register the resale of such shares or if the then-current Shelf Registration Statement is unavailable or unusable, a post-effective amendment to the then-current Shelf Registration Statement or a new Registration Statement, in each case filed pursuant to Section 2(b) to cover the resale of such shares.
“Supplement Availability Period” means, with respect to any Supplement, the period beginning on the filing date of such Supplement or, if such Supplement is effected through a post-effective amendment or a new Registration Statement that must become effective, on the date such post-effective amendment or Registration Statement becomes effective, and ending on the date that no Registrable Shares are outstanding.
“Suspension Period” has the meaning set forth in Section 4(a).
“Termination Date” means the date on which this Agreement terminates pursuant to Section 11.
In addition to the above definitions, unless the context requires otherwise:
(i)any reference to any statute, regulation, rule or form as of any time shall mean such statute, regulation, rule or form as amended or modified and shall also include any successor statute, regulation, rule or form from time to time;
(ii)“including” shall be construed as inclusive without limitation, in each case notwithstanding the absence of any express statement to such effect, or the presence of such express statement in some contexts and not in others;
(iii)references to “Section” are references to Sections of this Agreement;
(iv)words such as “herein”, “hereof”, “hereinafter” and “hereby” when used in this Agreement refer to this Agreement as a whole; and
(v)the symbol “$” means U.S. dollars.
Section 2.Shelf Registration.
(a)Registration.
(i)Initial Shelf Registration. Subject to Campbell’s satisfaction of its obligations under Clauses 9.12 and 9.13 of the Purchase Agreement, the Company will use its reasonable best efforts to file a Registration Statement or, to the extent permitted by the Securities Act, an amendment or supplement to an existing Registration Statement, for the public offer and sale of the Initial Consideration Shares pursuant to Rule 415 or otherwise, as soon as reasonably practicable following the Closing Date (it being understood and agreed by the Company and Campbell that, if reasonably practicable, the Company will cause the Registration Statement, or an amendment or supplement to an existing Registration Statement, to be filed within 10 days of Closing Date; provided, that, in the event the transactions contemplated in the Purchase Agreement do not meet one or more of the significance tests set forth in Rule 1-02(w) of Regulation S-X at a 20% significance level or more, and accordingly do not require the disclosure of Campbell historical financial statements under Rule 3-05 of Regulation S-X and pro forma financial information under Article 11 of Regulation S-X, the Company will cause the Registration Statement to be filed within 7 days of the Closing Date). Such Registration Statement shall be on Form S-3 or, if Form S-3 is not then available to the Company, on Form S-1 or such other form of Registration Statement as is then available to effect a registration for the offer and sale of such Registrable Shares. No Holder shall be entitled to have the Registrable Shares held by it covered by such initial filing unless the Company has received complete Selling Securityholder Information from such Holder at least 7 Business Days prior to the applicable filing date.
(ii)Effectiveness; Availability Period. If the Company is a well-known seasoned issuer under the Securities Act and the Shelf Registration Statement may be filed as an automatic shelf registration statement, such Shelf Registration Statement shall become effective upon filing. Otherwise, the Company shall use reasonable best efforts to cause the Shelf Registration Statement to become effective as soon as practicable after the filing thereof. Subject to Section 4 and the timely provision of Selling Securityholder Information by each participating Holder, the Company shall use reasonable best efforts to keep the Shelf Registration Statement continuously effective and usable and to supplement, amend or replace the Shelf Registration Statement as necessary so that the then-current Shelf Registration Statement is available and usable, or if unavailable or unusable that another Registration Statement is available and usable, for the resale of all Registrable Shares then outstanding until the end of the Shelf Availability Period; provided, however, that, other than in connection with a Shelf Underwritten Offering or a filing otherwise required by Section 2(b), the Company shall not be required to amend or supplement any Registration Statement solely to reflect the transfer of Registrable Shares to a new or existing Holder.

(iii)Replacement Shelf Registration Statement. If any Registration Statement ceases to be effective or usable for any reason at any time during the Shelf Availability Period, the Company shall promptly notify the Holders whose Registrable Shares are included therein and shall use reasonable best efforts as promptly as reasonably practicable to cause such Registration Statement to again become effective and usable and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Shares then outstanding (including obtaining the prompt withdrawal of any stop order suspending the effectiveness of such Registration Statement), or, if that is not reasonably practicable, to amend such Registration Statement or file an additional or replacement Registration Statement registering the resale of all Registrable Shares then outstanding. If the then-current Shelf Registration Statement becomes unavailable or unusable because the Company is no longer eligible to use the applicable form or automatic shelf procedures, the Company shall file a replacement Registration Statement on the form then available to it (which shall be Form S-3 if then available) within five Business Days after such unavailability and shall use reasonable best efforts to cause such replacement Registration Statement to become effective as soon as practicable.
(iv)Notice of Effectiveness. The Company shall notify the participating Holders promptly after any Registration Statement becomes effective and shall furnish to them, without charge, such number of copies of such Registration Statement and the Prospectus contained therein (including all amendments and supplements) as such Holders may reasonably request in order to facilitate the sale of the Registrable Shares in the manner described in such Registration Statement.
(b)Supplements.
(i)Registration. As soon as practicable, but no later than 30 calendar days after the issuance of any Deferred Consideration Shares or Earn-Out Consideration Shares pursuant to the Purchase Agreement, the Company shall prepare and file a Supplement for the public offer and sale of such Deferred Consideration Shares or Earn-Out Consideration Shares pursuant to Rule 415 or otherwise. The Company shall use reasonable best efforts to effect such filing as a prospectus supplement to the then-current Shelf Registration Statement; provided, however, that, if such filing is not available or sufficient to register the resale of such Deferred Consideration Shares or Earn-Out Consideration Shares or if the then-current Shelf Registration Statement is unavailable or unusable, the Company shall, within such 30-calendar-day period, file a post-effective amendment to the then-current Shelf Registration Statement or a new Registration Statement covering the resale of such Deferred Consideration Shares or Earn-Out Consideration Shares. In order to include any Holder in such Supplement, the Company must have received complete Selling Securityholder Information from such Holder at least 10 Business Days prior to the applicable filing date.
(ii)Availability Period. With respect to any Supplement filed by the Company, the Company shall use reasonable best efforts to keep the then-current Shelf Registration Statement and the related Prospectus, as supplemented by such Supplement, or any post-effective amendment or new Registration Statement filed in lieu thereof, available and usable during the applicable Supplement Availability Period. If, at any time during the applicable Supplement Availability Period, the Shelf Registration Statement, post-effective amendment or new Registration Statement through which such Supplement is being effected becomes unavailable or unusable, the Company shall use reasonable best efforts as promptly as reasonably practicable to restore such availability or usability or to file and cause to become effective an appropriate replacement Registration Statement or post-effective amendment covering the Registrable Shares first covered by such Supplement. Notwithstanding Section 2(a)(ii), after the expiration of the applicable Supplement Availability Period the Company shall have no further obligation to maintain, replace or update any Registration Statement or Prospectus with respect to the Registrable Shares first covered by such Supplement, except to the extent such shares continue to be covered by a then-effective and usable Shelf Registration Statement without any further action by the Company.
(iii)Limits. Notwithstanding anything to the contrary in this Agreement, the Company shall have no obligation to file, maintain, replace or update any Supplement or other Registration Statement with respect to Deferred Consideration Shares or Earn-Out Consideration Shares if such Earn-Out Consideration Shares or Deferred Consideration Shares are eligible for sale pursuant to Rule 144 under the Securities Act without limitation thereunder on volume or manner of sale.
(c)Shelf Takedowns. Subject to the other provisions of this Agreement, each Holder shall be entitled, at any time and from time to time when the Shelf Registration Statement is effective and usable and until the Termination Date, to sell Registrable Shares covered by the Shelf Registration Statement in one or more transactions (each, a “Shelf Takedown”); provided, however, that no Holder shall effect a Shelf Takedown during a blackout period under the Company’s insider trading policy or if the Company has delivered notice of a Suspension Period. A Shelf Takedown shall not constitute a Shelf Underwritten Offering for purposes of the limitations set forth herein.
(d)Shelf Underwritten Offerings.
(i)Demand Right. At any time that a Lock-Up Period is not applicable to the Registrable Shares proposed to be sold, Holders of the Registrable Consideration Shares then outstanding and not subject to a Lock-Up Period may request to sell all or a portion of their Registrable Shares in an underwritten offering that is registered pursuant to the Shelf Registration Statement, including a Block Trade (any such Holder, a “Demanding Holder,” and collectively, the “Demanding Holders”; each such offering, a “Shelf Underwritten Offering”), by delivering written notice to the Company not less than 15 Business Days before the anticipated commencement of marketing efforts for such Shelf Underwritten Offering (or, in the case of a Block Trade, not less than 15 Business Days before the anticipated launch date for such Block Trade). Such notice shall specify the number of Registrable Shares proposed to be sold, whether the requested Shelf Underwritten Offering is expected to be a Block Trade, the anticipated manner of disposition and the Demanding Holders’ good faith estimate of the expected price range or aggregate gross proceeds. Each Shelf Underwritten Offering shall be subject to any blackout period under the Company’s insider trading policy applicable to the participating Holders. The Company shall not be obligated to effect any Shelf Underwritten Offering unless the Demanding Holders reasonably expect that the Registrable Shares requested to be included therein will yield aggregate gross proceeds in excess of $80,000,000. Under no circumstances shall the Company be obligated to effect (A) more than four Shelf Underwritten Offerings pursuant to this Agreement or (B) more than one Shelf Underwritten Offering pursuant to this Agreement in any 120 calendar day period.
(ii)Selection of Underwriters; Participation. The selection of the managing underwriter or underwriters of any Shelf Underwritten Offering shall be made by the Company. The Company and the participating Holders shall enter into an underwriting agreement or similar agreement in customary form for such offering. The Company shall not be required to include any Registrable Shares in any Shelf Underwritten Offering unless each participating Holder (A) agrees to sell its Registrable Shares on the same basis provided in the underwriting or other distribution arrangements approved by the Sellers’ Representatives and the managing underwriter or underwriters and (B) completes and executes all customary questionnaires, Selling Securityholder Information, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.
(iii)Cutbacks. Unless Section 3(b) applies, if the managing underwriter or underwriters advise the Company and the selling Holders that marketing factors require a limitation on the number of Registrable Shares that can be sold in such Shelf Underwritten Offering at an acceptable price or otherwise without materially adversely affecting such offering, then the number of Registrable Shares to be included in such Shelf Underwritten Offering shall be allocated among the participating Holders pro rata based on the aggregate number of Registrable Shares requested to be included by such Holders.
(iv)Block Trade Procedures. The Company shall use reasonable best efforts to effect any Block Trade on an expedited basis, including by preparing and filing any prospectus supplement or other offering documentation reasonably necessary for such Block Trade. The Demanding Holders initiating any Block Trade shall use reasonable best efforts to work with the Company and the managing underwriter or underwriters in good faith to facilitate the timely preparation of such documentation. The Company shall not be required in connection with any Block Trade to conduct a customary roadshow or to cause its officers to devote an unreasonably burdensome amount of time to marketing activities.
(v)Withdrawals. Any Demanding Holder may withdraw its request for a Shelf Underwritten Offering by giving written notice to the Company prior to the public announcement of such Shelf Underwritten Offering; provided that, in the case of a Block Trade, any such withdrawal shall occur prior to the filing of the preliminary prospectus supplement used in connection with such Block Trade (or, if no preliminary prospectus supplement is used, prior to pricing). Any Holder participating in a Piggyback Registration may withdraw its request for inclusion at any time prior to the execution of the underwriting agreement for such Shelf Underwritten Offering by giving written notice to the Company. If a Shelf Underwritten Offering requested by the Demanding Holders is withdrawn by the Demanding Holders, such request shall constitute one of the Shelf Underwritten Offerings permitted under this Section 2(d) unless (A) the withdrawing Demanding Holders reimburse the Company for all Registration Expenses incurred in connection with such withdrawn Shelf Underwritten Offering or, if there is more than one withdrawing Demanding Holder, a pro rata portion of such Registration Expenses based on the respective number of Registrable Shares that each such withdrawing Demanding Holder requested to include in such Shelf Underwritten Offering, or (B) after such request is made, the Company commences a Suspension Period or otherwise notifies the Demanding Holders that it is unable to proceed with such Shelf Underwritten Offering due to a blackout period under the Company’s insider trading policy or another restriction permitted under Section 4, in which case such withdrawn request shall not count as the one Shelf Underwritten Offering permitted under this Agreement.
Section 3.Piggyback Registrations.
(a)Right to Piggyback. As soon as reasonably practicable and in any event within two Business Days after receipt by the Company of a request by the Demanding Holders for a Shelf Underwritten Offering (other than a Block Trade) in accordance with Section 2(d)(i), the Company shall give written notice of such Shelf Underwritten Offering to all other Holders of outstanding Registrable Shares and shall offer to all Holders of outstanding Registrable Shares the opportunity to include in such Shelf Underwritten Offering such number of their Registrable Shares as such Holders may request, in each case solely to the extent such Registrable Shares are not then subject to any Lock-Up Period or other contractual restriction on transfer (a “Piggyback Registration”). The notice given by the Company shall include, to the extent known, the anticipated date of commencement of marketing efforts, the number of Registrable Shares proposed to be sold by the Demanding Holders and the identity of the managing underwriter or underwriters. Each Holder desiring to participate in such Piggyback Registration (a “Piggyback Holder”) shall notify the Company in writing of the number of Registrable Shares it wishes to include no later than four Business Days after receipt of the Company’s notice. If the Company does not receive such notice within such period, such Holder shall have no further right to participate in that Shelf Underwritten Offering. Each Holder agrees to maintain the confidentiality of any such written notice.
(b)Cutbacks. If the managing underwriter or underwriters for any Piggyback Registration advise the Company and the selling Holders that marketing factors require a limitation on the number of underwritten Registrable Shares that can be sold in such offering at an acceptable price or otherwise without materially adversely affecting such offering, then the number of Registrable Shares to be included in such Piggyback Registration shall be allocated among all participating Holders, including the Demanding Holders and the Piggyback Holders, to include in such Shelf Underwritten Offering Takedown (i) first, the number of Registrable Shares that the Demanding Holders propose to sell, and (ii) second, the number of Registrable Shares proposed to be included therein by any Piggyback Holders allocated pro rata based on the aggregate number of Registrable Shares requested to be included by such Piggyback Holders. If the number of Registrable Shares that can be sold without at an acceptable price or otherwise without materially adversely affecting the offering is less than the number of Registrable Shares proposed to be included in the Shelf Underwritten Offering Takedown pursuant to clause (i) above, the amount of Registrable Shares to be so sold shall be allocated to the Demanding Holders pro rata according to the number of Registrable Shares requested to be included by such Demanding Holders.
(c)Basis of Participation. No Holder may participate in any Piggyback Registration unless such Holder (i) agrees to sell its Registrable Shares on the same basis provided in the underwriting or other distribution arrangements approved by the Sellers’ Representatives and the managing underwriter or underwriters and (ii) completes and executes all customary questionnaires, Selling Securityholder Information, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.
(d)Withdrawal. Each Holder shall have the right to withdraw its request for inclusion of its Registrable Shares in any Piggyback Registration at any time prior to the execution of the underwriting agreement for the applicable Shelf Underwritten Offering by giving written notice to the Company, following which such Holder shall no longer be entitled to participate in such Shelf Underwritten Offering.
(e)Exclusive Piggyback Rights. For the avoidance of doubt, the piggyback rights granted in this Section 3 apply only with respect to a non-Block-Trade Shelf Underwritten Offering requested by the Demanding Holders pursuant to Section 2(d) and shall not apply to any other registered or underwritten offering by the Company or any other Person.
Section 4.Suspension Periods.
(a)Suspension Periods. Notwithstanding any other provision of this Agreement, the Company may (i) delay the filing or effectiveness of any Registration Statement (or any supplement or amendment thereto) or the launch or execution of any Shelf Underwritten Offering or (ii) suspend the Holders’ use of any Prospectus that is a part of any Registration Statement, in each case upon written notice to each Holder whose Registrable Shares are included in such Registration Statement, but in each case described in clauses (i) and (ii) only if the Company determines in its reasonable discretion (A) that proceeding with such registration or offering, or failing to suspend the use of such Prospectus, would require the Company to disclose material information that would not otherwise be required to be disclosed at that time and that the disclosure of such information at that time would not be in the Company’s best interests, (B) that the registration or offering to be delayed would, if not delayed, materially adversely affect the Company and its Subsidiaries, taken as a whole, or materially interfere with, or jeopardize the success of, any pending or proposed material transaction, including any debt or equity financing, any acquisition or disposition, any recapitalization or reorganization or any other material transaction, whether due to commercial reasons, a desire to avoid premature disclosure of information or any other reason or (C) that a Registration Statement or Prospectus may contain an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus or necessary to make the statements therein not misleading (in the case of a Prospectus, in light of the circumstances under which they were made) (each such delay or suspension, a “Suspension Period”). In no event may the Company deliver notice of a Suspension Period to the Holders more than three times in any calendar year, and in no event shall Suspension Periods be in effect for an aggregate of 120 days or more in any calendar year.
(b)Withdrawal. If, pursuant to this Section 4, the Company delays or suspends a Shelf Underwritten Offering requested by the Demanding Holders, the Demanding Holders shall be entitled to withdraw such request by written notice to the Company and, if they do so, such withdrawn request shall not count as one of the Shelf Underwritten Offerings permitted under Section 2(d).
(c)Notice; Confidentiality; Suspension of Sales. The Company shall provide prompt written notice to the applicable Holders of the commencement and termination of any Suspension Period, but shall not be obligated under this Agreement to disclose the reasons therefor. The Holders shall keep the existence of each Suspension Period confidential, except as required by law, and shall immediately discontinue offers and sales of Registrable Shares pursuant to the applicable Registration Statement during each Suspension Period until such Holder receives copies of a supplemented or amended Prospectus or is otherwise advised in writing by the Company that use of the applicable Prospectus may be resumed.
(d)Other Lockups and Transfer Restrictions. Nothing in this Agreement shall affect the restrictions on transfer of Common Stock contained in the Purchase Agreement or any other Lock-Up Period, which shall apply independently hereof in accordance with their terms.
Section 5.Holdback Agreements.
(a)Each Holder who elects to participate in a Shelf Underwritten Offering or a Piggyback Registration shall, if reasonably requested by the managing underwriter or underwriters, agree not to (and to cause its controlled Affiliates not to) sell, transfer, pledge, issue, grant or otherwise dispose of, directly or indirectly, any Registrable Shares not included in such offering (or any securities convertible into or exchangeable for, or otherwise representing a right to acquire, any Registrable Shares) during the period beginning on the date of the final prospectus for such offering and ending on the earlier of (i) the date that any similar restriction applicable to the Company or any other selling shareholder in such offering expires and (ii) such earlier day as may be designated by the managing underwriter or underwriters for such offering (such period not to exceed 90 calendar days). A Holder may transfer Registrable Shares during such holdback period to a Permitted Transferee if such transfer does not involve a disposition for value and such Permitted Transferee agrees in writing to be bound by the applicable holdback arrangement.
Section 6.Registration Procedures.
(a)In furtherance of the Company’s obligations under this Agreement, the Company shall, as soon as reasonably practicable:
(i)subject to the other provisions of this Agreement, prepare and file with the Commission such Registration Statements, amendments, supplements, Prospectuses, prospectus supplements (including each Supplement) and, if applicable, issuer free writing prospectuses as may be necessary to comply with the Securities Act and to permit the offer and sale of the Registrable Shares in accordance with the applicable plan of distribution; provided that, a reasonable period of time to review and comment, and in any event at least two Business Days, before filing any such document in connection with a Shelf Underwritten Offering or a Piggyback Registration (except to the extent the timing of a Block Trade makes such advance delivery not reasonably practicable), the Company shall furnish draft copies of such document to counsel designated by the Demanding Holders or the participating Holders, as applicable, and to the managing underwriter or underwriters, if any, and shall consider in good faith any reasonable comments timely provided thereon;
(ii)use reasonable best efforts to cause each Registration Statement to become effective as soon as practicable after the filing thereof (unless it becomes effective upon filing) and to keep each Registration Statement effective and usable for the periods required by this Agreement;
(iii)promptly notify the participating Holders and the managing underwriter or underwriters, if any, (A) when any Registration Statement, any Prospectus, any prospectus supplement or any post-effective amendment has been filed and, with respect to any Registration Statement or post-effective amendment, when the same has become effective, (B) of any request by the Commission for amendments or supplements to any Registration Statement or Prospectus or for additional information, (C) of the issuance by the Commission or any state securities authority of any stop order or other order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose, (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Shares for sale under the securities or blue sky laws of any jurisdiction and (E) of the happening of any event as a result of which any Registration Statement or Prospectus contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading, and, in the case of clause (E), promptly prepare and file such amendment or supplement as may be necessary so that, as thereafter delivered to prospective purchasers of the Registrable Shares, such Prospectus shall not contain any such untrue statement or omission;
(iv)furnish, without charge, such number of copies of the Prospectus, each preliminary Prospectus and each amendment or supplement thereto as any participating Holder or any underwriter may reasonably request in order to facilitate the disposition of such Registrable Shares;
(v)use reasonable best efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such United States jurisdictions as the participating Holders or the managing underwriter or underwriters may reasonably request and continue such registration or qualification in effect in such jurisdictions for as long as such Registration Statement is required to be effective under this Agreement; provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify, subject itself to taxation in any such jurisdiction or consent to general service of process in any such jurisdiction;

(vi)use reasonable best efforts to cause all Registrable Shares covered by any Registration Statement to be listed on each securities exchange on which securities of the same class issued by the Company are then listed;
(vii)provide a transfer agent and registrar for all Registrable Shares not later than the effective date of the applicable Registration Statement and cooperate with the transfer agent and registrar to facilitate the timely preparation and delivery of book-entry positions or certificates, as applicable, representing Registrable Shares to be sold, not bearing any restrictive legends to the extent permitted by applicable law and this Agreement;
(viii)in connection with any Shelf Underwritten Offering or Piggyback Registration, enter into customary agreements (including an underwriting agreement in customary form) and take all such other customary and appropriate actions as the managing underwriter or underwriters may reasonably request in order to facilitate the disposition of such Registrable Shares, including by making members of senior management of the Company available at reasonable times and places to participate in customary due diligence sessions and, in the case of any Shelf Underwritten Offering other than a Block Trade, reasonable roadshow presentations;
(ix)in connection with any underwritten offering, make available for inspection by the participating Holders, the managing underwriter or underwriters, one counsel designated by the participating Holders and one counsel designated by the managing underwriter or underwriters, and one independent accountant designated by the managing underwriter or underwriters, all financial and other records, pertinent corporate documents and properties of the Company as shall be reasonably necessary to enable them to exercise their due diligence responsibilities, and cause the Company’s officers, employees, outside counsel and independent accountants to supply all information reasonably requested by such Persons in connection with such offering, in each case subject to customary confidentiality undertakings and privilege constraints;
(x)use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement or the lifting of any suspension of the qualification or exemption from qualification of any Registrable Shares for sale in any jurisdiction in the United States;
(xi)in connection with any underwritten offering, cause the Company’s counsel to furnish customary legal opinions and negative assurance letters and cause the Company’s independent registered public accountants to furnish customary comfort letters and updates thereof to the participating Holders and the managing underwriter or underwriters, in each case covering such matters as are customarily covered in underwritten offerings of a similar kind; and
(xii)otherwise use reasonable best efforts to comply with all applicable rules and regulations of the Commission and any applicable securities exchange in connection with any registration or offering contemplated by this Agreement.

(b)The Company may require each Holder and each distributor of Registrable Shares as to which any registration is being effected to furnish to the Company in writing such information regarding such Holder or distributor and the distribution of such securities as the Company may from time to time reasonably request in connection with such registration. The Company shall have no obligation to include Registrable Shares in any Registration Statement or Prospectus if the applicable Holder has failed to furnish, on a timely basis, such information as the Company reasonably determines is required in order for such Registration Statement or Prospectus to comply with the Securities Act.
(c)Each Holder agrees that, upon receipt of written notice from the Company of the occurrence of an event of the kind described in Section 6(a)(iii)(E), such Holder will immediately discontinue offers and sales of Registrable Shares pursuant to the applicable Registration Statement until such Holder receives copies of a supplemented or amended Prospectus or is otherwise advised in writing by the Company that the use of the Prospectus may be resumed.
(d)As long as any Holder owns Consideration Shares, the Company shall use reasonable best efforts to file all reports required to be filed by it under the Securities Act and the Exchange Act and to take such further action as any Holder may reasonably request, in each case to the extent required to enable such Holder to sell such Consideration Shares pursuant to Rule 144.
Section 7.Registration Expenses.
(a)All expenses incident to the Company’s performance of or compliance with this Agreement, including all registration, qualification and filing fees, fees and expenses of compliance with securities or blue sky laws, FINRA fees, listing application fees, printing expenses, transfer agent’s and registrar’s fees, the fees and expenses of the Company’s counsel and one counsel (along with one local counsel to the extent reasonably necessary for any applicable jurisdiction) for the participating Holders, and independent accountants and all other expenses customarily borne by an issuer in connection with the registration of securities (collectively, the “Registration Expenses”), shall be borne by the Company.
(b)The Holders shall bear all underwriters’ commissions and discounts, brokerage fees and stock transfer taxes.
(c)The obligation of the Company to bear Registration Expenses shall apply irrespective of whether a registration, once properly requested or demanded, becomes effective or is withdrawn or suspended; provided, however, that Registration Expenses for any Shelf Underwritten Offering withdrawn solely at the request of the Demanding Holders shall be borne by such Demanding Holders unless such Shelf Underwritten Offering is withdrawn following the commencement of a Suspension Period or another delay permitted under Section 4.
Section 8.Indemnification.
(a)Indemnification by the Company. The Company shall indemnify, to the fullest extent permitted by law, each Holder, each of such Holder’s officers, directors, members, managers, partners, employees, agents and Affiliates and each Person who controls such Holder

(within the meaning of the Securities Act or the Exchange Act), and each underwriter participating in any disposition of Registrable Shares pursuant to a Registration Statement and each Person who controls such underwriter, against all losses, claims, damages, liabilities, judgments, costs and expenses (including reasonable attorneys’ fees and expenses) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus, preliminary Prospectus, issuer free writing prospectus or any amendment or supplement thereto or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such Holder expressly for use therein; provided, however, that the Company shall not be liable to the extent that any such loss, claim, damage, liability, judgment, cost or expense arises out of or is based upon an offer or sale by a Holder made during a Suspension Period after the Holder has received written notice of such Suspension Period and prior to receipt of written notice that such Suspension Period has ended.
(b)Indemnification by the Holders. In connection with any Registration Statement in which a Holder is participating, each such Holder shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with such Registration Statement and, to the fullest extent permitted by law, shall severally and not jointly indemnify the Company, its directors, officers, employees, agents and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act), each underwriter participating in the offering and each Person who controls such underwriter, against all losses, claims, damages, liabilities, judgments, costs and expenses (including reasonable attorneys’ fees and expenses) resulting from any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus, preliminary Prospectus, issuer free writing prospectus or any amendment or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in information furnished in writing by such Holder expressly for use therein; provided that the liability of each such Holder shall be limited to the net amount of proceeds actually received by such Holder from the sale of Registrable Shares pursuant to such Registration Statement.
(c)Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided that failure to give prompt notice shall not relieve the indemnifying party from any liability that it may have to the indemnified party except to the extent the indemnifying party is materially prejudiced by such failure; and (ii) unless in the reasonable judgment of the indemnified party a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claim, permit the indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. The indemnifying party shall not be liable for any settlement effected without its prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.
(d)Contribution. If for any reason the indemnification provided for in this Section 8 is unavailable to an indemnified party or insufficient to hold it harmless in respect of any loss, claim, damage, liability, judgment, cost or expense referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage, liability, judgment, cost or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the actions that resulted in such loss, claim, damage, liability, judgment, cost or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue statement or omission relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No Person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 8(d) are several and not joint and shall be limited in the manner set forth in Section 8(b).
(e)Survival. The indemnification and contribution provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party and shall survive the transfer of Registrable Shares and the termination of this Agreement.
Section 9.Securities Act Restrictions; Rule 144; Legend Removal.
(a)Securities Act Restrictions. The Registrable Shares are restricted securities under the Securities Act and may not be offered or sold except pursuant to an effective Registration Statement or an available exemption from registration under the Securities Act. Accordingly, no Holder shall, directly or through others, offer or sell any Registrable Shares except pursuant to a Registration Statement as contemplated herein or pursuant to Rule 144 or another exemption from registration under the Securities Act, if available. Prior to any transfer of Registrable Shares other than pursuant to an effective Registration Statement, the Company may require the applicable Holder to provide such evidence that the transfer will comply with the Securities Act (including written representations) as the Company may reasonably request. The Company may impose stop-transfer instructions with respect to any Registrable Shares that are to be transferred in contravention of this Agreement. Any certificates representing Registrable Shares or any book-entry notation in respect thereof may bear a legend or notation referencing the restrictions on transfer contained in this Agreement and the Purchase Agreement.
(b)Rule 144 Reporting Assistance. To assist any Holder in selling Registrable Shares pursuant to Rule 144 under the Securities Act, the Company shall use reasonable best efforts to file all reports required to be filed by it under the Exchange Act and to take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. Upon request, the Company shall promptly deliver to any Holder a written statement as to whether it has complied with such requirements.
(c)Legend Removal. The legend or notation on any Registrable Shares covered by this Agreement shall be removed if (i) such Registrable Shares are sold pursuant to an effective Registration Statement, (ii) a Registration Statement covering the resale of such Registrable Shares is effective under the Securities Act and the applicable Holder of such Registrable Shares delivers to the Company a representation letter in form and substance reasonably satisfactory to the Company agreeing that such Registrable Shares will be sold only under such effective Registration Statement, (iii) if such Registrable Shares may be sold by the applicable Holder thereof free of restrictions pursuant to Rule 144 or another exemption from registration under the Securities Act or (iv) such Registrable Shares are being sold, assigned or otherwise transferred pursuant to Rule 144 under the Securities Act; provided, that with respect to clause (iii) or (iv) above, the applicable Holder of such Registrable Shares has provided all customary documentation and evidence and agreed to such other procedures as may reasonably be required by the Company to confirm that the legend or notation may be removed under applicable securities law. The Company shall cooperate with the applicable Holder of Registrable Shares covered by this Agreement to effect removal of the legend or notation on such Registrable Shares pursuant to this Section 9 as soon as reasonably practicable after delivery of notice from such Holder that the conditions to removal are satisfied (together with any documentation required to be delivered by such Holder pursuant to the immediately preceding sentence), which cooperation shall include, but not be limited to, causing its counsel to deliver Rule 144 Opinions. The Company shall bear all direct costs and expenses associated with the removal of any legend pursuant to this Section 9, provided that the applicable Holder shall be responsible for all fees and expenses of any counsel retained by such Holder.
Section 10.Transfers of Rights.
(a)If a Holder transfers any Registrable Shares to a Permitted Transferee in accordance with the Purchase Agreement and this Agreement, such Permitted Transferee shall, together with all other Holders, have the rights of a Holder under this Agreement with respect to the transferred Registrable Shares only if such Permitted Transferee executes and delivers to the Company a joinder in the form of Exhibit B hereto or another joinder in form and substance reasonably satisfactory to the Company, pursuant to which such Permitted Transferee agrees to be bound by all of the provisions of this Agreement applicable to a Holder.
(b)Upon any such effective transfer, the Permitted Transferee shall automatically have the rights and obligations of a Holder hereunder with respect to the transferred Registrable Shares, and the transferring Holder’s rights and obligations under this Agreement with respect to any Registrable Shares not so transferred shall continue. No such transfer shall expand the obligations of the Company hereunder, and under no circumstances shall the Company be required to effect more than the number of Shelf Underwritten Offerings provided in Section 2(d).
(c)Notwithstanding any other provision of this Agreement, no Person who acquires securities transferred in violation of this Agreement or the Purchase Agreement, or who acquires securities that are not or upon acquisition cease to be Registrable Shares, shall have any rights under this Agreement with respect to such securities, and such securities shall not have the benefits afforded hereunder to Registrable Shares.
Section 11.Termination.
(a)Termination. This Agreement shall terminate upon the earliest of (i) the date as of which all Registrable Shares cease to be Registrable Shares or there are no Holders, (ii) the dissolution, liquidation or winding up of the Company and (iii) the unanimous written agreement of the Holders. Notwithstanding the foregoing, the rights and obligations of the parties under Section 7, Section 8, Section 9 and Section 12 and any other rights or obligations accrued prior to the Termination Date shall survive the termination of this Agreement.
Section 12.Miscellaneous.
(a)Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally upon confirmation of receipt, or (b) on the second Business Day following the date of dispatch if delivered by a nationally recognized next day courier service, in each case with a copy sent concurrently by e-mail. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

If to the Company:

Lazard, Inc.
30 Rockefeller Plaza,
New York, New York 10112
Attention: Shari Soloway
Email: [Omitted Pursuant to Item 601(a)(6)]

with a copy to (which copy alone shall not constitute notice):

Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004
Attention: Catherine M. Clarkin
Email: [Omitted Pursuant to Item 601(a)(6)]

If to any Holder, to the notice address and email address set forth opposite such Holder’s name on Schedule A hereto (or in the joinder executed by any Permitted Transferee).
(b)No Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(c)Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, without the prior written consent of the Company and the Holders holding at least a majority in interest of the then outstanding Registrable Shares; provided, however, that any amendment, modification, supplement, waiver or consent that disproportionately and adversely affects one Holder, solely in its capacity as a Holder, in a manner materially different from the other Holders shall require the prior written consent of such Holder.
(d)Assignment; Successors. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder shall be assignable by the Company without the prior written consent of the Holders holding at least a majority in interest of the then outstanding Registrable Shares, except to a successor entity in connection with a merger, consolidation, reorganization or sale of substantially all of the Company’s assets if such successor assumes the Company’s obligations hereunder. Any Holder may assign its rights hereunder only to a Permitted Transferee in accordance with Section 10. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.
(e)No Third-Party Beneficiaries. Nothing contained in this Agreement, express or implied, is intended to confer upon any Person other than the parties hereto and their respective permitted successors and assigns any rights or remedies under or by reason of this Agreement, except that the indemnified Persons referred to in Section 8 are intended third-party beneficiaries of Section 8.
(f)Governing Law; Jurisdiction. This Agreement and all claims or causes of action arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule that would require or permit the application of the laws of any other jurisdiction. Each party hereto irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction, the United States District Court for the District of Delaware, and, if neither such court has jurisdiction, any Delaware state court of competent jurisdiction, for the purpose of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, and each party irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such suit, action or proceeding in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
(g)Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
(h)Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms and that monetary damages may not be an adequate remedy for any breach of this Agreement. It is accordingly agreed that the parties hereto shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity, without the necessity of proving the inadequacy of money damages or posting any bond or other security.
(i)Entire Agreement. This Agreement and the Purchase Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether written or oral, among the parties hereto with respect to the subject matter hereof.
(j)Headings; Interpretation. The headings and captions in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement. The use of the word “including” in this Agreement shall mean “including without limitation.”
(k)Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not materially adversely affected for any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner.
(l)Counterparts; Electronic Delivery. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties. Delivery of a counterpart of a signature page by electronic transmission, including in portable document format (.pdf) or by electronic signature, shall be effective as delivery of a manually executed counterpart.
(m)No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.
[Signature pages follow]

IN WITNESS WHEREOF, this Registration Rights Agreement has been duly executed by each of the parties hereto as of the date first written above.

Lazard, Inc.

By:	/s/ Tracy Farr
Name: Tracy Farr
Title: Chief Financial Officer

Sellers’ Representatives:

Andrew Sealey

in his capacity as Sellers’ Representative

/s/ Andrew Sealey

Gordon Bajnai

in his capacity as Sellers’ Representative

/s/ Gordon Bajnai

Holders:

Andrew Sealey

on his own behalf and as attorney for each of the
Accredited Sellers listed in Schedule A

/s/ Andrew Sealey

Schedule A
Holders

Exhibit A
Form of Notice and Questionnaire
1

2

Exhibit B
Form of Joinder
1